UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2011

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 26, 2011, the Board of Directors (the “Board”) of California Water Service Group (the “Company”) approved amendments to Article 12 (“Meetings of Directors”) of the Company’s Amended and Restated Bylaws to provide for the use of electronic transmissions.  The amendments allow the Board to act without a meeting if all members of the Board consent to an action by electronic transmission.  In addition, the amendments permit the use of electronic transmission to give and waive notice of meetings.

The description above is a summary of the amendments to the Company’s Amended and Restated Bylaws.  This description does not purport to be complete and it is qualified in its entirety by reference to the text of the amendments.  A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.2 to this Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: October 26, 2011	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer & Treasurer